NEWS RELEASE

Contact:	Barry Bass Chief Financial Officer (301) 986-9200	Tripp Sullivan Corporate Communications, Inc. (615) 254-3376

FIRST POTOMAC REALTY TRUST ANNOUNCES PRELIMINARY RESULTS FOR SECOND QUARTER

BETHESDA, Md. ? (July 12, 2006) ? First Potomac Realty Trust (NYSE:FPO) today announced preliminary net income and funds from operations (FFO) per share for the second quarter of 2006 as follows:

Second Quarter 2006	Preliminary Results

Net income per diluted share	$0.36
Real estate depreciation and minority interest per diluted share	0.38

FFO plus gain on sale of disposed property per diluted share	0.74
Less: Gain on sale of disposed property	(0.36)

FFO per diluted share	0.38
Non-recurring expenses	0.05

FFO per diluted share excluding non-recurring expenses	$0.43

Based on currently available information, the Company expects net income of approximately $7.4 million for the second quarter, or approximately $0.36 per fully diluted share, which includes a gain on sale of approximately $7.5 million, or approximately $0.36 per fully diluted share, resulting from the Company’s sale of its 6600 Business Parkway property during the quarter.

The Company also incurred certain non-recurring expenses during the second quarter totaling approximately $1 million, including a loss on an interest-rate lock agreement associated with the Company’s recent private placement of senior notes (approximately $670,000), debt retirement expenses associated with the prepayment of a term loan (approximately $120,000), and stock-based compensation charges including a charge for restricted common shares that were granted in 2005 and vested in 2006 (approximately $150,000). After these expenses, the Company’s FFO for the second quarter of 2006 is expected to be approximately $8.3 million, or approximately $0.38 per fully diluted share. The Company anticipates its FFO for the second quarter, excluding the non-recurring expenses described above, will be approximately $9.2 million, or approximately $0.43 per fully diluted share, at the low end of its previously issued guidance range of $0.43 to $0.45, which range did not contemplate the non-recurring expenses. The Company expects same-property net operating income for the second quarter to increase by approximately 5% over the same period in 2005.

Barry H. Bass, the Company’s chief financial officer, commented, “Our properties continue to perform well as evidenced by our increased same-property net operating income; however, based on the earlier-than-anticipated sale of our 6600 Business Parkway property and the timing of acquisition closings at the end of the quarter, we expect our FFO results for the second quarter, after adding back non-recurring expense items described above, to be at the low end of our previously issued FFO guidance range.”

The Company also announced today that it has four properties under contract to purchase or under non-binding letter of intent with four unrelated sellers for total purchase prices aggregating approximately $72 million. Three of these properties, totaling approximately $68 million, are in the Washington, D.C. metropolitan area with the fourth property in the Norfolk, Virginia area. The Company expects to complete these acquisitions in the third quarter of 2006 subject to satisfactory completion of due diligence and other customary closing conditions and in some cases, negotiation and execution of definitive agreements, and as a result, there can be no assurance as to whether any of these acquisitions will be completed or will be completed on the expected terms or timetable. The acquisition of these four properties, if completed, would bring the Company’s 2006 year-to-date acquisition volume to approximately $194 million.

The Company will issue its full financial results for the second quarter of 2006 after the markets close on July 26, 2006, and will host a conference call to discuss its second quarter financial results on July 27, 2006, at 11:00am EDT.

About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a portfolio totaling approximately 9.5 million square feet, and its largest tenant is the U.S. Government.

First Potomac’s press releases are available at www.first-potomac.com or by contacting the Company at 301-986-9200.

Non-GAAP Financial Measures
Funds from Operations - Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles or GAAP), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

NOI - The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Same-Property NOI - The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported.

Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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